                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT

                                            Settlement Date            11/30/00
                                            Determination Date         12/12/00
                                            Distribution Date          12/15/00


I.       All Payments on the Contracts                                                                                 2,701,075.04
II.      All Liquidation Proceeds on the Contracts with respect to Principal                                              45,979.66
III.     Repurchased Contracts                                                                                                 0.00
IV.      Investment Earnings on Collection Account                                                                             0.00
V.       Servicer Monthly Advances                                                                                        75,696.79
VI.      Distribution from the Reserve Account                                                                                 0.00
VII.     Deposits from the Pay-Ahead Account (including Investment Earnings)                                               6,709.52
VIII.    Transfers to the Pay-Ahead Account                                                                              (12,510.47)

IX.      Less:  Investment Earnings distributions

          (a)  To Sellers with respect to the Collection Account                                                               0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                                             -256.13

Total available amount in Collection Account                                                                          $2,816,694.41
                                                                                                                     ==============



DISTRIBUTION AMOUNTS                                                              Cost per $1000
--------------------------------------------                                      ---------------

1.   (a)  Class A-1 Note Interest Distribution                                                              0.00
     (b)  Class A-1 Note Principal Distribution                                                             0.00
          Aggregate Class A-1 Note Distribution                                     0.00000000                                 0.00

2.   (a)  Class A-2 Note Interest Distribution                                                              0.00
     (b)  Class A-2 Note Principal Distribution                                                             0.00
          Aggregate Class A-2 Note Distribution                                     0.00000000                                 0.00

3.   (a)  Class A-3 Note Interest Distribution                                                              0.00
     (b)  Class A-3 Note Principal Distribution                                                             0.00
          Aggregate Class A-3 Note Distribution                                     0.00000000                                 0.00

4.   (a)  Class A-4 Note Interest Distribution                                                          23,596.77
     (b)  Class A-4 Note Principal Distribution                                                      2,146,053.16
          Aggregate Class A-4 Note Distribution                                    58.16755845                         2,169,649.93

5.   (a)  Class A-5 Note Interest Distribution                                                         156,755.00
     (b)  Class A-5 Note Principal Distribution                                                              0.00
          Aggregate Class A-5 Note Distribution                                     5.35000000                           156,755.00

6.   (a)  Class A-6 Note Interest Distribution                                                         128,375.00
     (b)  Class A-6 Note Principal Distribution                                                              0.00
          Aggregate Class A-6 Note Distribution                                     5.41666667                           128,375.00

7.   (a)  Class B Note Interest Distribution                                                             59,285.00
     (b)  Class B Note Principal Distribution                                                                 0.00
          Aggregate Class B Note Distribution                                       5.56666667                            59,285.00

8.   (a)  Class C Note Interest Distribution                                                             98,822.83
     (b)  Class C Note Principal Distribution                                                                 0.00
          Aggregate Class C Note Distribution                                       5.70833312                            98,822.83

9.   Servicer Payment
     (a)  Servicing Fee                                                                                  35,621.92
     (b)  Reimbursement of prior Monthly Advances                                                        67,700.81
             Total Servicer Payment                                                                                      103,322.73

10.  Deposits to the Reserve Account                                                                                     100,483.92

Total Distribution Amount from Collection Account                                                                     $2,816,694.41
                                                                                                                     ==============

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections                                    50,844.86
      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess
           Collections                                                                                   49,639.06
      (c)  Distribution from the Reserve Account to the Sellers
           (Chase USA)                                                                                   14,267.65
      (d)  Distribution from the Reserve Account to the Sellers
           (Chase Manhattan Bank)                                                                        13,929.28
                        Total Amounts to Sellers(Chase USA & Chase
                        Manhattan Bank)                                                                                 128,680.85
                                                                                                                     ==============

Payahead Account distributions to Sellers

--------------------------------------------
      (a)  Distribution from the Payahead Account to the Sellers
           (Chase USA)                                                                                   129.60178
      (b)  Distribution from the Payahead Account to the Sellers
           (Chase Manhattan Bank)                                                                        126.52822
                        Total Amounts to Sellers(Chase USA & Chase
                        Manhattan Bank)                                                                                     256.13

INTEREST

1.   Current Interest Requirement
        (a) Class A-1 Notes    @            5.845%                                                            0.00
        (b) Class A-2 Notes    @                  0.06028                                                     0.00
        (c) Class A-3 Notes    @            6.140%                                                            0.00
        (d) Class A-4 Notes    @            6.250%                                                        23596.77
        (e) Class A-5 Notes    @            6.420%                                                      156,755.00
        (f) Class A-6 Notes    @            6.500%                                                          128375
                     Aggregate Interest on Class A Notes                                                                 308726.77

        (g) Class B Notes @                        0.0668                                                                    59285

        (h) Class C Notes @                 0.0685                                                                        98822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                                   0.00
        (b) Class A-2 Notes                                                                                   0.00
        (c) Class A-3 Notes                                                                                   0.00
        (d) Class A-4 Notes                                                                                   0.00
        (e) Class A-5 Notes                                                                                   0.00
        (f) Class A-6 Notes                                                                                      0

        (g) Class B Notes                                                                                     0.00
                                                                              --------------

        (h) Class C Notes                                                                                     0.00


3.   Total Distribution of Interest                                           Cost per $1000
        (a) Class A-1 Notes                                                     0.00000000                    0.00
        (b) Class A-2 Notes                                                                    0              0.00
        (c) Class A-3 Notes                                                     0.00000000                    0.00
        (d) Class A-4 Notes                                                     0.63262118                23596.77
        (e) Class A-5 Notes                                                     5.35000000              156,755.00
        (f) Class A-6 Notes                                                     5.41666667                  128375
                     Total Aggregate Interest on Class A Notes                                                           308726.77

        (g) Class B Notes                                                      5.566666667                               59,285.00

--------------------------------------------
        (h) Class C Notes                                                             5.71                                98822.83

                                                                              --------------


PRINCIPAL

                                                                               No. of Contracts

1.   Amount of Stated Principal Collected                                                               1035742.02
2.   Amount of Principal Prepayment Collected                                          57.00            1024104.29
3.   Amount of Liquidated Contract                                                         9              86206.85
                                                                                                          --------
4.   Amount of Repurchased Contract                                                        0             0.0000000

       Total Formula Principal Distribution Amount                                                                    2,146,053.16

5.   Principal Balance before giving effect to Principal Distribution                              Pool Factor
        (a) Class A-1 Notes                                                                         0.0000000                  0.00
        (b) Class A-2 Notes                                                                         0.0000000                  0.00
        (c) Class A-3 Notes                                                                         0.0000000                  0.00
        (d) Class A-4 Notes                                                                         0.1214633          4,530,580.01
        (e) Class A-5 Notes                                                                         1.0000000         29,300,000.00
        (f) Class A-6 Notes                                                                                      1         23700000

        (g) Class B Notes                                                                                        1    10,650,000.00

        (h) Class C Notes                                                                                        1    17,312,029.25


6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                    0.00
        (b) Class A-2 Notes                                                                                                    0.00
        (c) Class A-3 Notes                                                                                                    0.00
        (d) Class A-4 Notes                                                                                                    0.00
        (e) Class A-5 Notes                                                                                                    0.00
        (f) Class A-6 Notes                                                                                                       0

        (g) Class B Notes                                                                                                      0.00
                                                                              --------------

        (h) Class C Notes                                                                                                      0.00


7.   Principal Distribution                                                    Cost per $1000
        (a) Class A-1 Notes                                                      0.00000000                                    0.00
        (b) Class A-2 Notes                                                      0.00000000                                    0.00
        (c) Class A-3 Notes                                                      0.00000000                                    0.00
        (d) Class A-4 Notes                                                     57.53493727                            2,146,053.16
        (e) Class A-5 Notes                                                      0.00000000                                    0.00
        (f) Class A-6 Notes                                                                   0                                   0

        (g) Class B Notes                                                                     0                                0.00

        (h) Class C Notes                                                                     0                                0.00


8.   Principal Balance after giving effect to Principal Distribution                               Pool Factor
        (a) Class A-1 Notes                                                                         0.0000000                  0.00
        (b) Class A-2 Notes                                                                         0.0000000                  0.00
        (c) Class A-3 Notes                                                                         0.0000000                  0.00
        (d) Class A-4 Notes                                                                         0.0639283          2,384,526.85
        (e) Class A-5 Notes                                                                         1.0000000         29,300,000.00
        (f) Class A-6 Notes                                                                                      1         23700000

        (g) Class B Notes                                                                           1.0000000         10,650,000.00

--------------------------------------------
        (h) Class C Notes                                                                               1               17312029.25



POOL  DATA

                                                                                                    Aggregate
                                                                               No. of Contracts    Principal Balance
1.   Pool Stated Principal Balance as of                  36860                    3,149              83,346,556.10

2.   Delinquency Information                                                                                          % Delinquent

              (a) 31-59 Days                                                         87                1,625,643.29     0.019504625
              (b) 60-89 Days                                                         20                   308063.72     0.003696178
              (c) 90-119 Days                                                        12                  101,640.36     0.001219491
              (d) 120 Days +                                                         0                         0.00               0

3.   Contracts Repossessed during the Due Period                                     0                         0.00

                                                                                                     --------------
4.   Current Repossession Inventory                                                  1                    80,314.41

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                    9                    86,206.85
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                        45,979.66
       Total Aggregate Net Losses for the preceding Collection Period                                                      40227.19

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                        428733.99

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)               445                                4283864.710

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                        0.092512406

--------------------------------------------
9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                           115.3678032



TRIGGER ANALYSIS

1.  (a)  Average 60+ Delinquency Percentage                                       0.846%
    (b)  Delinquency Percentage Trigger in effect ?                                          NO

2.  (a)  Average Net Loss Ratio                                                -6.12031E-07
    (b)  Net Loss Ratio Trigger in effect ?                                                NO
    (c)  Net Loss Ratio (using ending Pool Balance)                            -2.30338E-06

3.  (a)  Servicer Replacement Percentage                                          0.00029369
----------------------------------------                                          ----------
    (b)  Servicer Replacement Trigger in effect ?                                           NO



MISCELLANEOUS

1.   Monthly Servicing Fees                                                                                               35,621.92

2.   Servicer Advances                                                                                                     75696.79

3.   (a)  Opening Balance of the Reserve Account                                                                         5325240.59
     (b)  Deposits to the Reserve Account                                                             100483.92
     (c)  Investment Earnings in the Reserve Account                                                   28196.93
     (d)  Distribution from the Reserve Account                                                      -128680.85
     (e)  Ending Balance of the Reserve Account                                                                          5325240.59

4.   Specified Reserve Account Balance                                                                                   5325240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                          49745.2